Exhibit 99.1

QuinStreet Reports Record Results for Third Quarter Fiscal Year 2018

•	Reports record revenue of $117.9 million

•	Grows revenue 49% year-over-year

•	Expands adjusted EBITDA margin to 10%

•	Increases adjusted EBITDA 116% year-over-year

•	Raises full fiscal 2018 revenue growth outlook to at least 30%

FOSTER CITY, CA – April 25, 2018 — QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketing products and technologies, today announced financial results for the third fiscal quarter ended March 31, 2018.

For the third quarter, the Company reported revenue of $117.9 million, an increase of 49% year-over-year, and GAAP net income of $7.1 million, or $0.14 per diluted share. Adjusted net income for the third quarter was $8.5 million, or $0.16 per diluted share, and adjusted EBITDA was $11.2 million, or 10% of revenue, an increase of 116% over the year-ago period.

The Company generated $5.7 million in operating cash flow and $10.5 million in normalized free cash flow in the third quarter and closed the quarter with $47.1 million in cash and no debt.

“Our business momentum accelerated again in FYQ3, driven by the continued success of our new product and media strategies,” commented Doug Valenti, QuinStreet CEO. “We set an all-time record in quarterly revenue and once again expanded margins. The new strategies are driving results and increased demand with clients and media partners, through enhanced matching, transparency and marketing effectiveness. Our business success has been driven by measurable performance for our clients and media partners, and by the competitive advantages of superior products and technologies.

“We expect the positive momentum to continue and that FY 2018 revenue will be up at least 30% year-over-year with full-year adjusted EBITDA margin of at least 8%,” concluded Valenti.

Reconciliations of adjusted net income to GAAP net income, adjusted EBITDA to GAAP net income and normalized free cash flow to net cash provided by operating activities are included in the accompanying tables.

Conference Call Today at 5:30 a.m. PT

The Company will host a conference call and corresponding live webcast at 5:30 a.m. PT today.

To access the conference call in the US dial +1 (800) 239.9838 with confirmation code 5951589. International callers should dial +1 (323) 794.2551. The webcast will be available live on the investor relations section of the Company’s website at http://investor.quinstreet.com and via replay beginning approximately two hours after the completion of the call by registering online at https://event.mymeetingroom.com.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as net income (loss) less provision for (benefit from) taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other income, net, restructuring expense, external expenses related to the material weakness disclosed in our Annual Report on Form 10-K, and acquisition related expense. The term “adjusted net income” refers to a financial measure that we define as net income (loss) adjusted for amortization expense, stock-based compensation expense, restructuring expense, external expenses related to the material weakness disclosed in our Annual Report on Form 10-K, and acquisition related expense, net of estimated taxes calculated based on the estimated annual statutory tax rate. Due to the effects of our deferred tax asset valuation allowance and our historical net operating losses, our annual effective tax rate is not meaningful as our income tax amounts for each period are not directly correlated to the amount of income or losses before income taxes for such period. The term “adjusted diluted net income per share” refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. The term “normalized free cash flow” refers to free cash flow less changes in operating assets and liabilities. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income and adjusted diluted net income per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company’s operating performance.

Adjusted EBITDA is useful to us and investors because (i) we seek to manage our business to a level of adjusted EBITDA as a percentage of net revenue, (ii) it is used internally by us for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies and capital expenditures as well as the capacity to service debt, (iii) it is a key basis upon which we assess our operating performance, (iv) it is one of the primary metrics investors use in evaluating Internet marketing companies, (v) it is a factor in determining compensation, and (vi) it is an element of certain financial covenants under our historical borrowing arrangements. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies and other interested parties in our industry as a measure of financial performance, debt-service capabilities and as a metric for analyzing company valuations.

We use adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or fluctuations in permanent differences or discrete quarterly items), non-recurring charges, certain other items that we do not believe are indicative of core operating activities (such as restructuring expense, external expenses related to the material weakness disclosed in our Annual Report on Form 10-K, acquisition related expense, and other income and expense) and the non-cash impact of depreciation expense, amortization expense and stock-based compensation expense.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation and amortization of intangible assets), non-recurring charges and certain other items that we do not believe are indicative of core operating activities. We believe that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to investors and us because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. Normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and cash receipts and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. We believe that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as “estimate”, “will”, “believe”, “intend”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company’s anticipated financial results, growth, strategic and operational plans and results of analyses on impairment charges. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the impact of changes in industry standards and government regulation including, but not limited to investigation or enforcement activities of the Department of Education, the Federal Trade Commission and other regulatory agencies; the Company’s ability to maintain and increase client marketing spend; the Company’s ability to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers’ websites into client prospects in a cost-effective manner; the impact of the current economic climate on the Company’s business; the Company’s ability to access and monetize Internet users on mobile devices; the Company’s ability to attract and retain qualified executives and employees; the Company’s ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to identify and manage acquisitions; and the impact and costs of any alleged failure by the Company to comply with government regulations and industry standards. More information about potential factors that could affect the Company’s business and financial results are contained in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”). Additional information will also be set forth in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2018, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is one of the largest Internet performance marketing and media companies in the world. QuinStreet is committed to providing consumers and businesses with the information they need to research, find and select the products, services and brands that meet their needs. For more information, please visit www.QuinStreet.com.

Investor Contact:

Erica Abrams

(415) 297-5864

eabrams@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31,	June 30,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$47,089	$49,571
Accounts receivable, net	69,066	44,059
Prepaid expenses and other assets	7,074	6,225

Total current assets	123,229	99,855
Property and equipment, net	4,259	5,613
Goodwill	62,283	56,118
Other intangible assets, net	9,380	4,105
Other assets, noncurrent	7,848	8,617

Total assets	$206,999	$174,308

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$30,343	$25,205
Accrued liabilities	38,917	26,223
Deferred revenue	555	1,126

Total current liabilities	69,815	52,554
Other liabilities, noncurrent	3,518	3,672

Total liabilities	73,333	56,226

Stockholders’ equity:
Common stock	47	45
Additional paid-in capital	268,601	263,533
Accumulated other comprehensive loss	(458)	(463)
Accumulated deficit	(134,524)	(145,033)

Total stockholders’ equity	133,666	118,082

Total liabilities and stockholders’ equity	$206,999	$174,308

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Net revenue	$117,925	$79,205	$292,837	$218,253
Cost of revenue (1)	99,982	69,338	251,161	198,803

Gross profit	17,943	9,867	41,676	19,450
Operating expenses: (1)
Product development	3,686	3,147	10,375	10,415
Sales and marketing	2,789	2,243	7,833	7,001
General and administrative	4,889	4,023	13,860	11,848
Restructuring charges	—	38	—	2,441

Operating income (loss)	6,579	416	9,608	(12,255)
Interest income	45	42	118	99
Interest expense	—	(31)	—	(322)
Other income, net	583	142	869	252

Income (loss) before taxes	7,207	569	10,595	(12,226)
(Provision for) benefit from taxes	(90)	10	(86)	1,386

Net income (loss)	$7,117	$579	$10,509	$(10,840)

Net income (loss) per share:
Basic	$0.15	$0.01	$0.23	$(0.24)

Diluted	$0.14	$0.01	$0.21	$(0.24)

Weighted average shares used in computing net income (loss) per share:
Basic	46,602	45,507	46,047	45,636
Diluted	51,275	45,722	49,201	45,636
(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:
Cost of revenue	$1,027	$691	$2,953	$2,390
Product development	495	424	1,455	1,431
Sales and marketing	316	291	921	868
General and administrative	779	671	2,288	2,095
Restructuring charges	—	—	—	42

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Cash Flows from Operating Activities
Net income (loss)	$7,117	$579	$10,509	$(10,840)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,906	2,660	5,977	8,983
Provision for sales returns and doubtful accounts receivable	140	(102)	381	109
Stock-based compensation	2,617	2,077	7,617	6,826
Other adjustments, net	(644)	(14)	(916)	(161)
Changes in assets and liabilities:
Accounts receivable	(20,489)	(1,887)	(25,388)	4,002
Prepaid expenses and other assets	15	(487)	(29)	73
Accounts payable	5,072	482	5,241	1,109
Accrued liabilities	9,103	3,225	12,646	(1,277)
Deferred revenue	(175)	(209)	(571)	(160)
Other liabilities, noncurrent	1,032	(138)	(154)	(388)

Net cash provided by operating activities	5,694	6,186	15,313	8,276

Cash Flows from Investing Activities
Capital expenditures	(197)	(374)	(396)	(978)
Business acquisitions	—	—	(14,154)	—
Internal software development costs	(472)	(552)	(1,533)	(1,734)
Other investing activities	644	(25)	868	21

Net cash used in investing activities	(25)	(951)	(15,215)	(2,691)

Cash Flows from Financing Activities
Proceeds from exercise of common stock options	2,267	—	3,165	—
Withholding taxes related to release of restricted stock, net of share settlement	(3,280)	(229)	(5,115)	(765)
Repurchases of common stock	—	(723)	(647)	(1,766)
Repayment of revolving loan facility	—	—	—	(15,000)

Net cash used in financing activities	(1,013)	(952)	(2,597)	(17,531)

Effect of exchange rate changes on cash and cash equivalents	27	(35)	17	(20)
Net increase (decrease) in cash and cash equivalents	4,683	4,248	(2,482)	(11,966)
Cash and cash equivalents at beginning of period	42,406	37,496	49,571	53,710

Cash and cash equivalents at end of period	$47,089	$41,744	$47,089	$41,744

QUINSTREET, INC.

RECONCILIATION OF NET INCOME (LOSS) TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Net income (loss)	$7,117	$579	$10,509	$(10,840)
Amortization of intangible assets	861	1,380	2,712	5,019
Stock-based compensation	2,617	2,077	7,617	6,784
Material weakness related expense	—	—	528	—
Acquisition costs	112	—	636	—
Restructuring	—	38	—	2,441
Tax impact after non-GAAP items	(2,248)	(1,466)	(6,061)	(1,225)

Adjusted net income	$8,459	$2,608	$15,941	$2,179

Adjusted diluted net income per share	$0.16	$0.06	$0.32	$0.05

Weighted average shares used in computing adjusted diluted net income per share	51,275	45,722	49,201	45,729

QUINSTREET, INC.

RECONCILIATION OF NET INCOME (LOSS) TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Net income (loss)	$7,117	$579	$10,509	$(10,840)
Interest and other income, net	(628)	(153)	(987)	(29)
Provision for (benefit from) taxes	90	(10)	86	(1,386)
Depreciation and amortization	1,906	2,660	5,977	8,983
Stock-based compensation	2,617	2,077	7,617	6,784
Material weakness related expense	—	—	528	—
Acquisition costs	112	—	636	—
Restructuring	—	38	—	2,441

Adjusted EBITDA	$11,214	$5,191	$24,366	$5,953

QUINSTREET, INC.

RECONCILIATION OF NET CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Net cash provided by operating activities	$5,694	$6,186	$15,313	$8,276
Capital expenditures	(197)	(374)	(396)	(978)
Internal software development costs	(472)	(552)	(1,533)	(1,734)

Free cash flow	$5,025	$5,260	$13,384	$5,564

Changes in operating assets and liabilities	5,442	(986)	8,255	(3,359)

Normalized free cash flow	$10,467	$4,274	$21,639	$2,205